As filed with the Securities and Exchange Commission on February 8, 2018

Registration No. 333-221712

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4/A

(Amendment No. 4)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ENERJEX RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	88-0422242 (I.R.S. Employer Identification Number)

4040 Broadway Street, Suite 425, San Antonio, Texas 78209
(210) 592-1670
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Louis G. Schott
Interim Chief Executive Officer
EnerJex Resources, Inc.
4040 Broadway Street, Suite 425, San Antonio, Texas 78209
(210) 592-1670
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Joel D. Mayersohn, Esq.

Dickinson Wright PLLC

350 East Las Olas Blvd., Suite 1750

Fort Lauderdale, FL 33301

 (954) 991-5426

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☑ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee**
Series A Preferred Stock, par value $0.001 per share	241,599	$1.70	$410,718	$51.13
Common Stock issuable upon conversion of EnerJex Series A Preferred Stock, par value $0.001 per share	22,496,190	$0.3001	$6,751,107	$840.51
Total				$891.64

(1)	Pursuant to Rule 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the product obtained by multiplying the average of the high and low prices of the registrant’s Series A Preferred Stock and Common Stock, as applicable, on November 13, 2017, by the number of shares of registrant’s Series A Preferred Stock, or common stock issuable upon conversion of Series A Preferred Stock, respectively, at the time of the Merger.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

** Previously Paid

Explanatory Note:

This Amendment No. 4 to the Registration Statement on Form S-4 for EnerJex Resources Inc. (the “Company”) is being filed solely to correct a dating error in Exhibit 23.5, the Consent of D. Brooks and Associates CPA’s, P.A., which has been filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROXY STATEMENT/PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502(2) of the NRS further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the shareholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation’s articles of incorporation, bylaws or agreement to provide that directors’ and officers’ expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, shareholder vote or vote of disinterested directors. Section 78.751(3) (b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or other proceeding that may result in a claim for such indemnification.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibit Index

A list of exhibits filed with this registration statement on Form S-4 is set forth on the Exhibit Index and is incorporated herein by reference.

(b) Financial Statements

The financial statements filed with this registration statement on Form S-4 are set forth on the Financial Statement Index and is incorporated herein.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1)	That prior to any public reoffering of the securities registered hereunder through use of a proxy statement/prospectus/information statement which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering proxy statement/prospectus/information statement will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	That every proxy statement/prospectus/information statement (i) that is filed pursuant to paragraph (a)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To respond to requests for information that is incorporated by reference into this proxy statement/prospectus/information statement pursuant to Item 4 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on February 8, 2018.

EnerJex Resources, Inc., a Nevada corporation

By:	/s/ Louis G. Schott
Louis G. Schott
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Louis G Schott	Interim Chief Executive Officer	February 8, 2018
Louis G. Schott	(Principal Executive Officer)

/s/ Robert Schleizer	Interim Chief Financial Officer	February 8, 2018
Robert Schleizer	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ryan A. Lowe	Director	February 8, 2018
Ryan A. Lowe

/s/ Lance Helfert	Director	February 8, 2018
Lance Helfert

/s/ James G. Miller	Director	February 8, 2018
James G. Miller

/s/ Richard Menchaca	Director	February 8, 2018
Richard Menchaca

INDEX TO EXHIBITS

In reviewing the agreements included as exhibits to this registration statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about EnerJex or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about EnerJex may be found elsewhere in this registration statement and their other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description

2.1	Agreement and Plan of Merger between Millennium Plastics Corporation and Midwest Energy, Inc. filed on August 16, 2006. (incorporated by reference to Exhibit 2.3 to Form 8-K filed on August 16, 2006)

2.2	Agreement and Plan of Merger by and among Registrant, BRE Merger Sub, Inc., Black Raven Energy, Inc. and West Coast Opportunity Fund, LLC dated July 23, 2013 (incorporated herein by reference to Exhibit 10.4 on Form 8-K filed July 29, 2013)

2.3	Agreement and Plan of Merger by and among EnerJex Resources, Inc., AgEagle Merger Sub, Inc., AgEagle Aerial Systems, Inc., and Brad Chilcott dated October 19, 2017 (incorporated herein by reference as Exhibit 2.1 to Form 8-K filing on October 20, 2017)

3.1	Amended and Restated Articles of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.1 to the Form 10-Q filed on August 14, 2008)

3.2	Amended and Restated Bylaws, as currently in effect (incorporated by reference to Appendix C to Schedule 14A filed on June 6, 2013)

3.3	Certificate of Amendment of Articles of Incorporation as filed with the Nevada Secretary of State on May 29, 2014 (incorporated herein by reference as Exhibit 3.1 on Current Report Form 8-K filed on May 29, 2014)

3.4	Certificate of Amendment of Articles of Incorporation (incorporated by reference as Exhibit 3.1 on Current Report Form 8-K filed on May 29, 2014)

3.5	Amended and Restated Certificate of Designation for Series A Preferred Stock (incorporated by reference to Exhibit 4.6 to the Form S-1/A filed on June 3, 2014)

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated herein by reference as Exhibit 4.1 on Current Report Form 8-K filed on March 11, 2015)

3.7	Certificate of Designation of Series C Preferred Stock filed with the Nevada Secretary of State on current report Form 8-k filed April 27, 2017 (incorporated by reference as Exhibit 3.1)

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.3 to the Form S-1/A filed on May 27, 2008)

4.2	Specimen Series A Preferred Stock Certificate (incorporated by reference to Exhibit 4.4 to the Form S-1/A filed on June 3, 2014)

4.3	Specimen Series B Convertible Preferred Stock Certificate (incorporated herein by reference as Exhibit 4.2 on Current Report Form 8-K filed on March 11, 2015)

4.4	Certificate of Designation for Series A Preferred Stock (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on January 6, 2011)

4.5	Form of Warrant to Purchase Common Stock (incorporated herein by reference as Exhibit 4.3 on Current Report Form 8-K filed on March 11, 2015)

4.6	Form of Placement Agent Warrant (incorporated herein by reference as Exhibit 4.4 on Current Report Form 8-K filed on March 11, 2015)

5.1	Legal Opinion of Dickinson Wright PLLC***

10.1	Form of Officer and Director Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on October 16, 2008)

10.2	Amendment 4 to Joint Exploration Agreement effective as of November 6, 2008 between MorMeg, LLC and EnerJex Resources, Inc. (incorporated by reference to Exhibit 10.15 to the Form 10-K filed July 14, 2009)

10.3	Amendment 5 to Joint Exploration Agreement effective as of December 31, 2009 between MorMeg LLC and EnerJex Resources, Inc. (incorporated by reference to Exhibit 10.15 to the Form 10-Q filed on February 16, 2010)

10.4	Amendment 6 to Joint Exploration Agreement effective as of March 31, 2010 between MorMeg LLC and EnerJex Resources, Inc. (incorporated by reference to Exhibit 10.24 to the Form 10-K filed on July 15, 2010)

10.5	Amended and Restated EnerJex Resources, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on October 16, 2008)

10.6	Joint Development Agreement between EnerJex Resources, Inc. and Haas Petroleum, LLC dated December 31, 2010 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 27, 2011)

10.7	Joint Operating Agreement between EnerJex Resources, Inc. and Haas Petroleum, LLC and MorMeg, LLC dated December 31, 2010 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on January 27, 2011)

10.8	Amended and Restated Credit Agreement dated October 3, 2011 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on October 6, 2011)

10.9	Option and Joint Development Agreement by and among Registrant and MorMeg, LLC dated August 2011 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on November 15, 2011)

10.10	First Amendment to Amended and Restated Credit Agreement dated December 14, 2011 (incorporated herein by reference to Exhibit 10.2 on Form 8-K filed on December 14, 2011)

10.11	Second Amendment to Amended and Restated Credit Agreement dated August 31, 2012 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on November 8, 2012)

10.12	Third Amendment to Amended and Restated Credit Agreement dated November 2, 2012 (incorporated herein by reference to Exhibit 10.2 on Form 8-K filed on November 8, 2012)

10.13	Amended and Restated Employment Agreement by and among Registrant and Robert G. Watson, Jr. dated December 31, 2012 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on January 4, 2013)

10.14	Fourth Amendment to Amended and Restated Credit Agreement by and among Registrant and Texas Capital Bank dated December 31, 2012 (incorporated herein by reference to Exhibit 10.2 on Form 8-K filed on January 30, 2013)

10.15	First Amendment to Amended & Restated Mortgage Security Agreement, Financing Statement and Assignment of Production by and among Working Interest, LLC and Texas Capital Bank dated December 31, 2012 (incorporated herein by reference to Exhibit 10.3 on Form 8-K filed on January 30, 2013)

10.16	Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues by and among Working Interest, LLC and Texas Capital Bank dated December 31, 2012 (incorporated herein by reference to Exhibit 10.4 on Form 8-K filed on January 30, 2013)

10.17	2013 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 on Registration Statement on Form S-8 filed on June 12, 2013)

10.18	Fifth Amendment to Amended and Restated Credit Agreement by and among Registrant and Texas Capital Bank, N.A. dated September 30, 2013 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed October 1, 2013)

10.19	Sixth Amendment to Amended and Restated Credit Agreement by and among Registrant and Texas Capital Bank, N.A. dated November 19, 2013 (incorporated by reference to Exhibit 10.37 on Form 10-Q filed May 13, 2014)

10.20	Exchange Agreement between EnerJex Resources, Inc. and holders of Series A preferred stock (incorporated by reference to Exhibit 10.38 on Form S-1/A Amendment No. 2 filed June 3, 2014)

10.21	Seventh Amendment to Amended and Restated Credit Agreement by and among Registrant and Texas Capital Bank, N.A. dated May 22, 2014 (incorporated by reference to Exhibit 10.1 to Form 8-K filed May 27, 2014).

10.22	Form of Securities Purchase Agreement dated as of March 11, 2015 (incorporated herein by reference as Exhibit 10.1 on Current Report Form 8-K filed on March 11, 2015)

10.23	Eighth Amendment to Amended and Restated Credit Agreement by and among Registrant and Texas Capital Bank, N.A. dated August 13, 2014 (incorporated by reference as Exhibit 10.23 on Form 10-K filed March 31, 2015).

10.24	Ninth Amendment to Amended and Restated Credit Agreement by and among Registrant and Texas Capital Bank, N.A. dated April 29, 2015 (incorporated by reference to Exhibit 10.1 to Form 8-K filed May 5, 2015).

10.25	Purchase Agreement by and among Registrant and Northland Securities, Inc. dated May 8, 2015 (incorporated by reference as Exhibit 1.1 of Form 8-K filed May 8, 2015.)

10.26	Tenth Amendment to the Amended and Restated Credit Agreement by and among Registrant and Texas Capital Bank, N.A. dated September 8, 2015 (incorporated by reference to Exhibit 10.26 of Form 10-Q filed November 16, 2015).

10.27	Eleventh Amendment to Amended and Restated Credit Agreement by and among Registrant and Texas Capital Bank, N.A. dated November 16, 2015 (incorporated by reference to Exhibit 10.1 to Form 8-K filed November 16, 2015).

10.28	Forbearance Agreement dated April 4, 2016 (incorporated by reference to Exhibit 10.1 to Form 8-K filed June 3, 2016).

10.29	Third Amendment to Forbearance Agreement dated July 29, 2016 (incorporated by reference to Exhibit 10.1 to Form 8-K filed on August 1, 2016).

10.30	Letter Agreement dated February 10, 2017, by and among Texas Capital Bank, N.A., Iberia Bank, PWCM Investment Company IC LLC, EnerJex Resources, Inc., EnerJex Kansas, Inc., Black Sable Energy, LLC, Black Raven Energy, Inc. and Adena, LLC (incorporated by reference to Exhibit 10.1 on Form 8-K filed February 14, 2017).

10.31	Loan Sale Agreement dated February 10, 2017, by and among Texas Capital Bank, N.A., Iberia Bank, PWCM Investment Company IC LLC, EnerJex Resources, Inc., EnerJex Kansas, Inc., Black Sable Energy, LLC, Black Raven Energy, Inc., and Adena, LLC (incorporated by reference to Exhibit 10.2 on Form 8-K filed February 14, 2017).

10.32	Consulting Agreement dated February 10, 2017, by and between Registrant and Douglas Wright (incorporated by reference to Exhibit 10.3 on Form 8-K filed February 14, 2017).

10.33	Employment Agreement dated February 10, 2017, by and between Registrant and Louis G. Schott (incorporated by reference to Exhibit 10.4 on Form 8-K filed February 14, 2017).

10.34	Separation and General Release Agreement dated February 10, 2017, by and between Registrant and Robert G. Watson, Jr. (incorporated by reference to Exhibit 10.34 or Form 10-k filed March 31, 2017)

10.35	Form of Additional Issuance Agreement among EnerJex Resources, Inc. and Alpha Capital Anstalt effective as of April 27, 2017 (incorporated by reference as Exhibit 10.1 on current report on From 8-k filed April 27, 2017 as Exhibit 10.01)

10.36	Form of Services Agreement among EnerJex Resources, Inc., and Camber Energy, Inc. dated April 27, 2017 (incorporated by reference as Exhibit 10.1 on current report on Form 8-k filed April 27, 2017 as Exhibit 10.1)

10.37	Second Amended and Restated Credit Agreement dated May 10, 2017, by and among the Registrant, EnerJex Kansas, Inc., Black Raven Energy, Inc., Black Sable Energy, LLC, Adena, LLC, Working Interest, LLC, Kansas Holdings, LLC and Cortland Capital Market Services LLC (incorporated by reference to Exhibit 10.1 on Form 8-K filed May 12, 2017)

10.38	Amended and Restated Note dated May 10, 2017, by and among the Registrant, EnerJex Kansas, Inc., Black Raven Energy, Inc., Black Sable Energy, LLC, Adena, LLC, Working Interest, LLC, Kansas Holdings, LLC and Cortland Capital Market Services LLC (incorporated by reference to Exhibit 10.2 on Form 8-K filed May 12, 2017)

10.39	Guaranty of Recourse Carveouts dated May 10, 2017, by and between the Registrant and Cortland Capital Market Services LLC (incorporated by reference to Exhibit 10.3 on Form 8-K filed May 12, 2017)

10.40	Voting Agreement, dated as of October 19, 2017, by and among EnerJex Resources, Inc. and a principal stockholder of AgEagle (incorporated by reference to Exhibit 10.1 on Form 8-K filed October 20, 2017).

10.41	Private Placement Commitment Letter Agreement dated November 21, 2017 by and among the Company and Alpha Capital Anstalt (incorporated by reference to Exhibit 10.41 on Form S-4 filed November 21, 2017)

21.1	Subsidiaries (incorporated by reference to Exhibit 21 on Form 10-k filed March 31, 2017)

23.1	Consent of Cobb & Associates, Inc. (incorporated by reference to Exhibit 23.1 on Form S-4 filed November 21, 2017)

23.2	Cobb & Associates Letter Report dated March 15, 2017 (incorporated by reference to Exhibit 23.2 on Form 10-K filed March 31, 2017)

23.3	Cobb & Associates Letter Report dated February 29, 2016 (incorporated by reference to Exhibit 23.3 on Form 10-K filed March 31, 2017)

23.4	Consent of RBSM LLP independent registered public accounting firm***

23.5	Consent of D. Brooks and Associates CPA’s, P.A.*

23.6	Consent of Dickinson Wright PLLC (included in Exhibit 5.1)***

99.1	Opinion of Northland Securities Financial, advisor to EnerJex Resources, Inc. (included as Annex B to the proxy statement/prospectus forming part of this registration statement)

101.INS***	XBRL Instance Document
101.SCH***	XBRL Taxonomy Extension Schema Document
101.CAL***	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF***	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB***	XBRL Taxonomy Extension Label Linkbase Document
101.PRE***	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.

**	To be filed by Amendment.

***	Previously filed